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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2008

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ASIA PREMIUM TELEVISION GROUP, INC

(Exact name of registrant as specified in its charter)

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Nevada	033-33263	62-1407521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 602, 2 North Tuanjiehu Street, Chaoyang District

Beijing, 100026, People's Republic Of China

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +8610 6582-7900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisons (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors.

On January 7, 2008, the Board of Directors of the Company (the "Board") accepted the voluntary resignations of Mr. Li Li as chairman and Mr. Huiyang Yu as director. Neither Mr. Li nor Mr. Yu did resign over disagreements with the Company on any matter relating to the Company's operations, policies or practices. Mr. Li will continue to serve as member of the Board.

Effective at the Board meeting held on January 7, 2008, Mr. Peide Lo and Mr. Jing Xing were elected to serve as the co-chairmen of the Board.  Mr. Lo has been the Executive Secretary General of the China Mobile and Communications Association ("CMCA").  Neither Mr. Lo nor Mr. Xing was appointed to serve on any committee of the Board.  Mr. Lo and Mr. Xing will hold office for a term of one year or until their qualified successors have been elected.

As previously disclosed, Mr. Gong Yan resigned as our Chief Executive Officer on January 4, 2008. At the Board meeting as of January 7, 2008, the Board also appointed Mr. Jinjiang Jia to serve as our Chief Executive Officer. Mr. Jia will hold office for a term of one year or until his qualified successor has been elected.

No family relationship exists among Mr. Lo, Mr. Xing, Mr. Jia and any of our other directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asia Premium Television Group, Inc.

Date: January 7, 2008	By:	/s/ Jing Xing
	Name:	Jing Xing
	Title:	Director

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